UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 10, 2020

1-800-FLOWERS.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26841	11-3117311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Old Country Road, Suite 500, Carle Place, New York 11514
(Address of Principal Executive Offices, and Zip Code)

(516) 237-6000
Registrant’s Telephone Number, Including Area Code

N/A
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of June 10, 2020, Steven Lightman has been promoted to President, Gourmet Foods & Gift Baskets, of 1-800-Flowers.com, Inc. (the “Company”).  Mr. Lightman, age 64, has been with the Company since March 2015 and served as President, Harry & David since that date.  He holds a Bachelor of Science and a Bachelor of Arts degree in accounting and business administration from the University of Hartford in Connecticut.

Mr. Lightman’s compensation as President, Gourmet Foods & Gift Baskets has not yet been determined.  There are no arrangements or understandings between Mr. Lightman and any other persons pursuant to which he was selected as President, Gourmet Foods & Gift Baskets. There are also no reportable family relationships or related person transactions involving the Company and Mr. Lightman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, Inc.

By:	/s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and
Chief Financial Officer

Date: June 16, 2020